Exhibit 10.15

INCYTE CORPORATION

1997 EMPLOYEE STOCK PURCHASE PLAN

(as amended March 14, 2006)

The following constitute the provisions of the 1997 Employee Stock Purchase Plan of Incyte Corporation, as amended March 14, 2006.

1.             Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.  It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended.  The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.             Definitions.

(a)           “Board” shall mean the Board of Directors of the Company.

(b)           “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)           “Common Stock” shall mean the Common Stock, $.001 par value, of Incyte Corporation.

(d)           “Company” shall mean Incyte Corporation and any Designated Subsidiary of the Company.

(e)           “Compensation” shall mean all cash salary, wages, commissions and bonuses, but shall not include any imputed income or income arising from the exercise or disposition of equity compensation.

(f)            “Effective Date” shall mean March 14, 2006.

(g)           “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(h)           “Employee” shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year.  For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company.  Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(i)            “Enrollment Date” shall mean the first day of each Offering Period.

(j)            “Exercise Date” shall mean the last Trading Day of each Purchase Period.

(k)           “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(1)           If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(2)           If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(3)           In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(l)            “Offering Periods” shall mean the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1 and November 1 of each year and terminating on the last Trading Day in the periods ending twenty-four months later.  The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(m)          “Plan” shall mean this Employee Stock Purchase Plan.

(n)           “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

(o)           “Purchase Period” shall mean the approximately six-month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.

(p)           “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(q)           “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(r)            “Trading Day” shall mean a day on which national stock exchanges and The Nasdaq National Market (or any successor market system) are open for trading.

3.             Eligibility.

(a)           Any Employee who has been employed by the Company for one month or more on a given Enrollment Date shall be eligible to participate in the Plan.

(b)           Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.             Offering Periods.  The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 each year, or on such other dates as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof.  The Board or a committee thereof shall have the power to change the duration of Offering Periods (including the commencement dates thereof) and Purchase Periods thereunder with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.             Participation.

(a)           An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s stock administrator not later than ten (10) business days prior to the applicable Enrollment Date.

(b)           Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.             Payroll Deductions.

(a)           At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not less than one percent (1%) and not more than ten percent (10%) of the participant’s Compensation, with such amount designated in integral multiples of one percent (1%); provided, however, that the aggregate of such payroll deductions during any Offering Period shall not exceed ten percent (10%) of the participant’s aggregate Compensation during such Offering Period.

(b)           All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only.  A participant may not make any additional payments into such account.

(c)           A participant may discontinue his or her participation in the Plan as provided in Section 10, or may increase or decrease the rate of his or her payroll deductions as provided in this Section 6(c).  A participant may increase the rate of his or her payroll deductions only as of the beginning of a Purchase Period.  Such increase shall take effect with the first payroll following the beginning of the new Purchase Period provided the participant has completed and delivered to the Company’s stock administrator a new subscription agreement authorizing the increase in the payroll deduction rate at least ten (10) business days prior to the beginning of the new Purchase Period.  A participant may decrease the rate of his or her payroll deductions each month.  Any decrease shall become effective as of the first payroll of the next calendar month following the date that the participant completes and delivers to the Company’s stock administrator a new subscription agreement authorizing the decrease in the payroll deduction rate.  However, if the subscription agreement is not received at least five (5) business days prior to such payroll, the decrease shall become effective as of the first payroll of the second succeeding calendar month.  The Board may, in its discretion, limit the number of participation rate changes during any Offering Period.  Subject to the foregoing, a participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d)           Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period.  Such a decrease shall not be treated as a withdrawal from the Plan subject to Section 10, unless the participant elects to withdraw pursuant to Section 10.  Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless the participant elects to withdraw from the Plan as provided in Section 10 hereof.

(e)           At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock.  At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7.             Grant of Option.  On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than eight thousand (8,000) shares of Common Stock (subject to any adjustment pursuant to Section 18) on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof.  Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof.  The option shall expire on the last day of the Offering Period.

8.             Exercise of Option.  Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares of Common Stock shall be exercised automatically on the Exercise Date, and the maximum number of full shares of Common Stock subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account.  No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof.  Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant.  During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.             Delivery.  As promptly as practicable after each Exercise Date on which a purchase of shares occurs, a share certificate or certificates representing the number of shares of Common Stock so purchased shall be delivered to a brokerage account designated by the Company and kept in such account pursuant to a subscription agreement between each participant and the Company and subject to the conditions described therein which may include a requirement that shares be held and not sold for certain time periods, or the Company shall establish some other means for such participants to receive ownership of the shares.

10.           Discontinuation; Withdrawal.

(a)           A participant may discontinue his or her participation in the Plan only by withdrawing from the Plan as provided in this Section 10.  A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan by giving written notice to the Company in the form of Exhibit B to this Plan.  Such notice must be received by the Company no later than 2:00 p.m. Pacific Standard Time on the second Trading Day preceding the Exercise Date.  All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period.  If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement in accordance with Section 5(a) .

(b)           A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the participant withdraws from the Plan, subject to compliance with Section 5(a).

11.           Termination of Employment.

Upon a participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated.  The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

12.           Interest.  No interest shall accrue on the payroll deductions of a participant in the Plan.

13.           Stock.

(a)           The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be three million eight hundred fifty thousand (3,850,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof.  If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b)           The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

(c)           Shares purchased by a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

14.           Administration.  The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board.  The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan.  Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

15.           Designation of Beneficiary.

(a)           A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash.  In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option.  If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)           Such designation of beneficiary may be changed by the participant at any time by written notice.  In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.           Transferability.  Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.           Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.                                 Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)           Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of outstanding shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”.  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Periods shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

(c)           Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, limited liability company or other entity, the Plan shall terminate upon the date of the consummation of such transaction unless the plan of merger, consolidation or reorganization provides otherwise, and any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date.  The New Exercise Date shall be before the date of the Company’s proposed sale or merger.  The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.  The Plan shall in no event be construed to restrict the Company’s right to undertake any liquidation, dissolution, merger, consolidation or other reorganization.

19.           Amendment or Termination.

(a)           The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan.  Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders.  Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant.  To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b)           Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

20.           Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.           Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.           Term of Plan.  The Plan, as amended and restated, shall become effective upon the Effective Date.  It shall continue until February 27, 2007 unless sooner terminated under Section 19 hereof.

23.           Automatic Transfer to Low Price Offering Period.  To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

24.           Execution.  To record the amendment and restatement of the Plan by the Board of Directors as of the Effective Date, the Company has caused its authorized officer to execute the same.

INCYTE CORPORATION

By	/s/ Paul A. Friedman
Its	President and Chief Executive Officer